CONFIDENTIAL


                                                                  Execution Copy


                              SUBLICENSE AGREEMENT


                                 BY AND BETWEEN



                              SUNPHARM CORPORATION

                             A Delaware Corporation


                                       AND


                           SCHEIN PHARMACEUTICAL, INC.

                             A Delaware Corporation

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

ARTICLE I.     DEFINITIONS....................................................2

ARTICLE II.    GRANT..........................................................6

ARTICLE III.   ROYALTY AND LUMP SUM PAYMENTS..................................7

ARTICLE IV.    RECORDS AND PAYMENTS..........................................10

ARTICLE V.     DEVELOPMENT AND MARKETING.....................................11

ARTICLE VI.    PATENT PROSECUTION AND INFRINGEMENT...........................14

ARTICLE VII.   OBLIGATION OF CONFIDENTIALITY.................................16

ARTICLE VIII.  REPRESENTATIONS AND WARRANTIES................................18

ARTICLE IX.    COVENANTS.....................................................19

ARTICLE X.     TERM OF AGREEMENT.............................................19

ARTICLE XI.    MISCELLANEOUS.................................................23

                              SUBLICENSE AGREEMENT


         THIS AGREEMENT is made as of the 4th day of October, 1999 by and between SUNPHARM CORPORATION, a corporation organized and existing under the laws of the State of Delaware and having its principal place of business at The Veranda, Suite 301, 814 Highway A1A, Ponte Vedra Beach, Florida 32082 (hereinafter referred to as "Licensor"), and SCHEIN PHARMACEUTICAL, INC., a corporation organized and existing under the laws of the State of Delaware and having its principal place of business at 100 Campus Drive, Florham Park, New Jersey 07932 (hereinafter referred to as "Licensee").

                              W I T N E S S E T H:

                  WHEREAS, the University of Florida Research Foundation, Inc., a not-for-profit corporation duly organized and existing under the laws of the State of Florida, and having its principal office at 1 Progress Boulevard, Alachua, Florida 32615 ("UFRFI"), is the owner of the Licensed Patents (which are hereinafter defined; such Licensed Patents having been referred to as the "Patent Rights" under the UFRFI License Agreement described and defined below) by assignment from the University of Florida and has the right to grant licenses under the Licensed Patents, subject only to a royalty-free, nonexclusive license previously granted to the United States Government, and has developed and is the owner of the Know-How (as hereinafter defined); and

                  WHEREAS, UFRFI has granted an exclusive license to Licensor to make, have made, use, have used, lease and sell and have sold Licensed Products (as hereinafter defined), and to practice Licensed Processes (as hereinafter defined), and Improvements (as hereinafter defined) in the Territory (as hereinafter defined) pursuant to the Patent License Agreement with Research Component entered into between UFRFI and Licensor at December 9, 1991, as amended and as may be further amended, supplemented or otherwise modified from time to time (the "UFRFI License Agreement"); and

                  WHEREAS, Licensee wishes to obtain an exclusive sublicense of Licensor's rights under the Licensed Patents and an exclusive sublicense to use the Know-How for the Field of Use (as hereinafter defined) throughout the Territory (as hereinafter defined), and Licensor is willing to grant such sublicenses to Licensee, subject to the terms and conditions set forth in this Agreement.

                  NOW, THEREFORE, in view of the foregoing premises which are hereby incorporated as part of this Agreement and in consideration of the mutual covenants herein contained, Licensor and Licensee agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

                  The following terms as used in this Agreement shall have the meanings set forth in this Article:

                  1. AFFILIATE. "Affiliate" means any corporation or entity controlling, controlled by or under common control with the party in question. As used herein the term control means possession of the power to direct, or cause the direction of, the management and policies of a corporation or entity by reason of any ownership interest therein.

                  2.  AGREEMENT COMPOUND.  "Agreement  Compounds" means the [ **
].

                  3. BULK SUBSTANCE. "Bulk Substance" shall mean the bulk active drug substance for the manufacture of the Licensed Products.

                  4. DMF. "DMF" means a Drug Master File as that term is used by the FDA, and any comparable corresponding documentation required by applicable regulatory authorities to authorize the manufacture, marketing and/or sale of the Bulk Substance in the Territory.

                  5.  FDA.   "FDA"  means  the  United   States  Food  and  Drug
Administration  but  shall  also  include,   where  appropriate,   such  foreign
governmental agencies having a similar regulatory function.

                  6. FIELD OF USE. "Field of Use" means iron overload conditions, including, but not limited to, Thalassemia, sickle-cell anemia, and myelodysplasia (but excluding neuro- degenerative disorders), but shall exclude uses of Agreement Compounds by a route of delivery other than subcutaneous or IM injection or IV infusion or transdermal.

                  7. IMPROVEMENTS. "Improvements" means any change or modification to an Agreement Compound or Licensed Product or compounds used in the production thereof, or Licensed Process or to any Licensed Patent or Know-How licensed hereunder, together with any patent applications and patents that may issue from such changes or modifications which are conceived, discovered or reduced to practice, in whole or in part, hereunder or pursuant to the Research Agreement, PROVIDED, that any additional University Inventions, as defined in the Research Agreement, other than University Inventions related to the Agreement Compounds, shall be excluded from this definition.

                  8. IND. "IND" means an IND as defined in 21 CFR 312.3(b) (as hereinafter modified or amended) for any Agreement Compound, such term to specifically include the Investigator's IND's filed with the FDA in support of a Phase I clinical trial.

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


                  9. JOINT COMMITTEE. "Joint Committee" shall have the meaning given to such term in Section 5.03 hereof.

                  10. KNOW-HOW. "Know-How" means any and all data, information, trade secrets, expertise or knowledge which relate to Agreement Compounds or Licensed Products or compounds used in the production thereof, the Improvements or the Licensed Processes or that can be utilized, directly or indirectly, for the development, manufacture, marketing, registration, packaging, purity, quality, potency, safety and efficacy, use, promotion, distribution or sale of Agreement Compounds or Licensed Products or compounds used in the production thereof, or Licensed Processes or Improvements, and that is owned, licensed, acquired and/or controlled by Licensor and its Affiliates during the term of this Agreement, including, but not limited to, any IND filed with the FDA in support of a Phase I clinical trial of the Agreement Compounds, and the information contained therein, and all other clinical data and test results, whether or not covered by any patent, design, trademark, trade secret or other industrial or intellectual property rights. The term "controlled" as used in this definition shall mean a sufficient interest through ownership, contract right or otherwise, to grant a license to Licensee and/or its Affiliates hereunder.

                  11. LICENSED PATENTS. "Licensed Patents" means all of the following intellectual property, granted to Licensor pursuant to the UFRFI License Agreement identified herein as Agreement Compounds for the described Field of Use and as further described below:

                  (a) the United States and foreign patents and/or patent applications listed in Exhibit A;

                  (b) United  States  and  foreign   patents   issued  from  the
applications listed in Exhibit A and from divisionals and continuations of these applications;

                  (c) claims of United States and foreign continuation-in-part applications, and of the resulting patents, which are directed to subject matter either specifically described in, or subject matter of, a claim of the United States patent application as originally filed and foreign applications listed in Exhibit A;

                  (d) claims of all foreign patent applications, and of the resulting patents, which are directed to subject matter either specifically described in, or subject matter of, a claim of the United States patents as originally filed and/or patent applications described in (a), (b) or (c) above; and/or

                  (e) any reissues, extensions, substitutions, confirmations, registrations, revalidations, additions, continuations or divisions of United States and foreign patents described in (a), (b), (c) or (d) above;

as well as any and all other patents in the Territory necessary or useful for the manufacture, use or sale of Licensed Products, Licensed Processes, Agreement Compounds or compounds used in the production thereof, now or subsequently owned, acquired and/or controlled or licensed by, or granted to, Licensor or under which Licensor is or shall become empowered to grant licenses, and any and all reissues, extensions, substitutions, confirmations, registrations, revalidations, additions, continuations, divisionals, continuations-in-part, re-examinations, supplementary protection certificates, inventor's certificates and foreign counterparts of or to any of the aforesaid patents and patent applications and any patents issuing thereon and extensions of any patents licensed hereunder.

For the avoidance of doubt, the Parties acknowledge and agree that for purposes of Sections 1.11(c) and 1.11(d) hereof, claims that cover subject matters contained within the parent United States application or foreign applications listed in Exhibit A are within the license granted by Licensor to Licensee hereunder to the extent of such coverage, whether described specifically or only generically in the applications and patents listed in Exhibit A. Should a claim of a continuation-in-part application or patent cover in whole or in part such subject matter, that portion of the subsequent claim which falls within the scope of the applications and patents listed in Exhibit A are specifically licensed to Licensee in this Agreement.

                  12. LICENSED PROCESSES. "Licensed Processes" means any process which is:

                  (a) covered in whole or in part by an issued, unexpired claim or a pending claim contained in Licensed Patents;

                  (b) derived from Licensed Patents, Know-How and/or trade secrets related to or described in Licensed Patents;

                  (c) sold or used in any country under this Agreement; and/or

                  (d) practiced or otherwise used in connection with, and necessary for the synthesis of, Agreement Compounds hereunder.

                  13. LICENSED PRODUCTS. "Licensed Products" means any product or part thereof which:

                  (a) is covered in whole or in part by an issued, unexpired claim or a pending claim contained in the Licensed Patents in the country in which any Licensed Products are made, used or sold;

                  (b) is manufactured by using a process which is covered in whole or in part by an issued, unexpired claim or a pending claim contained in the Licensed Patents in the country in which any Licensed Process is used or in which such product or part thereof is used or sold;

                  (c) is derived from Licensed Patents, Know-How and/or trade secrets related to or described in the Licensed Patents;

                  (d) is sold, manufactured or used in any country under this Agreement; and/or

                  (e) contains  Agreement   Compounds  in  final  packaged  form
suitable for distribution to non-affiliated customers and bears Licensee's or Licensee's Affiliates typical trade dress.

                  14. NDA. "NDA" means the initial Application, as defined in 21 CFR 314.2(b) (as hereafter modified or amended), seeking approval from the FDA to use any Agreement Compound for any human indication or treatment in the United States in the Field of Use.

                  15. NET SALES. "Net Sales" means the actual gross amount invoiced by Licensee and its Affiliates to non-affiliated customers for the sale of Licensed Products in the Territory less trade, cash and quantity discounts and unaffiliated broker's or agent's commissions, if any, actually allowed or paid; credits and allowances related to price adjustments, billing errors and the rejection or return of goods; rebates, chargeback rebates, fees, reimbursements or similar payments granted or given to wholesalers and other distributors, buying groups, etc. in respect of the purchase price; freight insurance and other transportation costs and all other taxes (except income taxes), tariffs, duties and other similar governmental charges paid by Licensee and its Affiliates.

                  16. PARTY  AND  PARTIES.   "Party"   shall  mean  Licensor  or
Licensee, and "Parties" means Licensor and Licensee.

                  17. PHASE 1. "Phase 1" means the first clinical investigation of the type described in 21 CFR 312.21(a) (as hereinafter modified or amended) with respect to any Agreement Compound as reasonably determined by Licensee.

                  18. POPULATION ADJUSTED. "Population Adjusted" means adjusting an amount stated by multiplying such amount due by a fraction, the numerator of which shall be the population of the relevant country or countries and the denominator of which shall be the population of all countries in the Territory, in each case as determined by the most recent governmental census, rounded to the nearest million in population.

                  19. PROJECT.  "Project"  shall have the  meaning  set forth in
Section 5.01 hereto.

                  20. RESEARCH AGREEMENT. "Research Agreement" means the Corporate Research Agreement entered into by and between Licensor and UFRFI, and acknowledged and consented to by the University of Florida, dated March 26, 1993, as amended, providing for the provision of research assistance by UFRFI and the University of Florida to Licensor relating to the Agreement Compounds and the Field of Use.

                  21. RESEARCH AND DEVELOPMENT EXPENSES. "Research and Development Expenses" means the costs and expenses incurred by Licensor in the course of its pre-clinical studies in connection with its filing of an IND and conduct and development of Phase 1 of the Project, net of any funding received from the United States Government or any subdivision thereof.

                  22. TERRITORY. "Territory" means the countries of the European Community, the United States, Canada, Cyprus, Turkey, Australia, and New Zealand.

                  23. VALID CLAIM. "Valid Claim" means a claim which, but for the license granted hereunder, would be infringed by Licensee's manufacture, use or sale of a Licensed Product, and which is in an unexpired issued patent included within the Licensed Patents which has not been held invalid or unenforceable by a decision of a court of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which has not been admitted to be invalid by the owner through reissue or disclaimer. If there should be two or more decisions which are conflicting with respect to the invalidity of the same claim, the decision of the higher or highest tribunal shall thereafter control; however, should the tribunals be of equal dignity, then the decision or decisions holding the claim valid shall prevail where the conflicting decisions are equal in number, and the majority of decisions shall prevail where the conflicting decisions are unequal in number.

                                   ARTICLE II.
                                      GRANT

                  1. GRANT OF LICENSE. Licensor hereby grants to Licensee an exclusive sublicense under the Licensed Patents in the Field of Use to make and have made, manufacture and have manufactured Agreement Compounds and Licensed Products from Agreement Compounds for sale in the Territory and to use and have used and lease, sell and have sold Licensed Products, and to practice the Licensed Processes, and Improvements, with the right to grant sublicenses (with the prior written consent of Licensor, which consent shall not be unreasonably withheld), in the Territory and Licensor further grants to Licensee an exclusive sublicense to use the Know-How to make and have made, manufacture and have manufactured Agreement Compounds and Licensed Products from Agreement Compounds for sale in the Territory and to use the Know-How to use and have used and lease, sell and have sold Licensed Products, and to practice the Licensed Processes, and Improvements, with the right to grant sublicenses (with the prior written consent of Licensor, which consent shall not be unreasonably withheld), in the Territory. For the avoidance of doubt, the Parties acknowledge and agree that the license granted by Licensor to Licensee hereunder includes the right of Licensee to practice the Licensed Processes and Improvements, with the right to grant sublicenses (with the prior written consent of Licensor, which consent shall not be unreasonably withheld) outside of the Territory for the sole purpose of importing the Licensed Products into the Territory.

                  2. KNOW-HOW. To the extent Licensor has not already done so, promptly after the date of this Agreement, Licensor shall make available to Licensee any Know-How not previously furnished to Licensee. Licensor shall disclose to Licensee, during the term of this Agreement, all additional Know-How, including all Improvements, and Licensee shall have the right, at its option, to include said Know-How, whether patentable or not, within the scope of the license herein granted.

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


                                  ARTICLE III.
                          ROYALTY AND LUMP SUM PAYMENTS

                  1. LUMP SUM PAYMENTS. In consideration of the licenses granted hereunder, Licensee shall pay Licensor, except as hereinafter provided, an ongoing royalty during the term of this Agreement as set forth in Section
3.02 hereof and lump sum payments, as set forth in this Section 3.01. Lump sum payments shall be paid only once and only upon the completion of the following events during the term of this Agreement, as follows:

                  (a) A payment of six hundred twenty-five thousand dollars ($625,000) shall be made in immediately available funds on execution and delivery of this Agreement by the Parties as consideration of this Agreement; and

                  (b) A payment of [ ** ] shall be made in immediately available funds within ten (10) days of the filing of an IND with the United States FDA with respect to the Agreement Compounds or Licensed Products in the Field of Use; and

                  (c) A payment of [ ** ] shall be made within ten (10) days of the completion of the NaHBED synthesis and delivery to Licensee of adequate amounts of DMF grade active pharmaceutical ingredient to continue product development activities, accompanied by a fileable DMF for the United States; and

                  (d) A payment of [ ** ] shall be made within ten (10) days of the satisfactory completion of the ninety (90) day toxicity studies indicating that the Agreement Compounds can be administered safely long-term to humans for a pivotal study; and

                  (e) A payment of [ ** ] shall be made within ten (10) days of the later of (i) satisfactory completion of a Phase I iron balance study indicating that product development can be continued into Phase II studies and
(ii) the grant of a US patent with a Valid Claim which would prohibit a third party, not licensed by the Parties, from using the Agreement Compound for Thalassemia and sickle-cell anemia; and

                  (f) A payment of [ ** ] shall be made within ten (10) days of the later of (i) the start of Phase III studies for Thalassemia and (ii) the grant of a US patent with a Valid Claim which would prohibit a third party, not licensed by the Parties, from using the Agreement Compound for Thalassemia; and

                  (g) A payment of [ ** ] shall be made within ten (10) days of the later of (i) the start of Phase III studies for sickle-cell anemia and (ii) the grant of a US patent with a Valid Claim which would prohibit a third party, not licensed by the Parties, from using the Agreement Compound for sickle-cell anemia; and

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


                  (h) A payment of [ ** ] shall be made within ten (10) days of the later of (i) successful completion of Phase III studies allowing the submission by Licensor of an NDA to the FDA for Thalassemia and (ii) the grant of a US patent with a Valid Claim which would prohibit a third party, not licensed by the Parties, from using the Agreement Compound for Thalassemia and sickle-cell anemia; and

                  (i) A payment of [ ** ] shall be made within ten (10) days of the later of (i) successful completion of Phase III studies allowing the submission by Licensor for regulatory approval in the European Community for Thalassemia and (ii) the grant of a European patent with a Valid Claim which would prohibit a third party, not licensed by the Parties, from using the Agreement Compound for Thalassemia; and

                  (j) A payment of [ ** ] shall be made within ten (10) days of the later of (i) successful completion of Phase III studies allowing the submission by Licensor of an NDA to the FDA for sickle-cell anemia and (ii) the grant of a US patent with a Valid Claim which would prohibit a third party, not licensed by the Parties, from using the Agreement Compound for sickle- cell anemia; and

                  (k) A payment of [ ** ] shall be made within ten (10) days of the later of (i) successful completion of Phase III studies allowing the submission by Licensor for regulatory approval in the European Community for sickle-cell anemia and (ii) the grant of a European patent with a Valid Claim which would prohibit a third party, not licensed by the Parties, from using the Agreement Compound sickle-cell anemia; and

                  (l) A payment of [ ** ] shall be made within ten (10) days of the later of (i) the receipt of FDA approval of the NDA pertaining to the Licensed Product for Thalassemia, and (ii) the grant of a US patent with a Valid Claim which would prohibit a third party, not licensed by the Parties, from using the Agreement Compound for Thalassemia; and

                  (m) A payment of [ ** ] shall be made within ten (10) days of the later of (i) the receipt of regulatory approval of the marketing and sale in the European Community of the Licensed Product for Thalassemia, and (ii) the grant of a European patent with a Valid Claim which would prohibit a third party, not licensed by the Parties from using the Agreement Compound for Thalassemia; and

                  (n) A payment of [ ** ] shall be made  within ten (10) days of
(i) the receipt of FDA approval of the NDA pertaining to the Licensed Product for sickle-cell anemia and (ii) the grant of a US patent with a Valid Claim which would prohibit a third party, not licensed by the Parties, from using the Agreement Compound for sickle-cell anemia; and

                  (o) A payment of [ ** ] shall be made within ten (10) days of the later of (i) the receipt of regulatory approval of the marketing and sale of the Licensed Product for sickle-cell

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


anemia, and (ii) the grant of a European patent with a Valid Claim which would prohibit a third party, not licensed by the Parties, from using the Agreement Compound for sickle-cell anemia.

                  2. ONGOING ROYALTY. In consideration of the licenses granted hereunder, Licensee shall pay to Licensor during the term of this Agreement (except as hereinafter provided) a royalty on all Licensed Products sold by Licensee at the rate of [ ** ] of Net Sales;

                  PROVIDED; HOWEVER, that to the extent Net Sales exceed in a calendar year the sum of [ ** ], but are less than [ ** ] then Licensee shall pay to Licensor a royalty of [ ** ] on the amount of Net Sales which are above [ ** ] and are less than [ ** ];

                  PROVIDED FURTHER, that to the extent Net Sales are equal to or greater than [ ** ] in a calendar year, but are less than [ ** ], then Licensee shall pay to Licensor a royalty of [ ** ] on the amount of Net Sales which are above [ ** ] but less than [ ** ]; and

                  PROVIDED FURTHER, that if Net Sales are equal to or greater than [ ** ] in a calendar year, then Licensee shall pay to Licensor a royalty of [ ** ] on the amount of Net Sales which are above [ ** ].

                  3. DEVELOPMENT EXPENSES. In addition to the payments required in Sections 3.01 and 3.02, Licensee shall either reimburse Licensor for, or pay directly, the expenses associated with the pre-clinical and clinical development of the Agreement Compounds for the Field of Use, as agreed in the Project described in more detail in Section 6.01, to the extent such expenses are not paid for by government institution grants; provided such expenses have been previously approved in writing by Licensee.

                  4. CURRENCY OF PAYMENT. All payments to be made by Licensee to Licensor hereunder shall be made in United States Dollars in the United States to the following bank account designated by Licensor:

                             SunTrust Bank, North Florida, N.A.
                             Routing number: 063002346
                             Beneficiary:  SunPharm Corp., Inc.
                             Account Number: 0070003765431

or at such other place as Licensor may reasonably designate consistent with the laws and regulations controlling in any foreign country. Royalties earned shall be first determined in the currency of the country in which they are earned and then converted to its equivalent in United States currency. The buying rates of exchange for the currencies involved into the currency of the United States quoted by Citibank N.A. (or its successor in interest) in New York, New York at the close of business on the last business day of the quarterly period in which the royalties were earned shall be used to determine any such conversion.

                  5. TAXES WITHHELD. Any income or other tax that Licensee or its Affiliates is required to withhold and pay on behalf of Licensor with respect to the royalties payable to Licensor under this Agreement shall be deducted from said royalties prior to remittance to Licensor; PROVIDED, HOWEVER, that in regard to any tax so deducted, Licensee shall give or cause to be given to Licensor such assistance as may reasonably be necessary to enable Licensor to claim exemption therefrom or credit therefor, and in each case shall furnish Licensor proper evidence of the taxes paid on its behalf.

                  6. REDUCTION IN ROYALTIES. In the event that any third party begins unlicensed sales of Licensed Products in any country in the Territory in which Licensee or its Affiliates are selling Licensed Products under the Licensed Patents and Licensor is unable to force the discontinuance of such sales within six (6) months after having received written notice thereof, the royalty thereafter due pursuant to Section 3.02 with respect to such country shall be reduced by fifty percent (50%) and shall continue for the duration of such sales by an unlicensed third party. Licensee shall promptly notify Licensor in writing of any unlicensed sales of Licensed Products which may come to Licensee's attention.

                  7. COMPUTATION OF ROYALTIES. All sales of Licensed Products between Licensee and any of its Affiliates and/or sub-licensees shall be disregarded for purposes of computing royalties under this Article III, but in such instances royalties shall be payable only upon sales to unlicensed independent third parties. Nothing herein contained shall obligate Licensee to pay Licensor more than one royalty on any unit of a Licensed Product or any Licensed Process.

                  8. LICENSES TO AFFILIATES. Licensor shall, at the request of Licensee, sign license agreements directly with Licensee's Affiliates in those countries where such licenses will be advantageous to Licensee and will not have a material adverse effect on Licensor. Such license agreements shall contain the same language as contained herein with appropriate changes in parties and territory. It shall be Licensee's responsibility to register such agreements with the appropriate authorities. Royalties received by Licensor directly from Licensee's Affiliates shall be credited towards Licensee's royalty obligation under Section 3.02 hereof.

                  9. STATUTORY LIMIT. If applicable royalty rates hereunder exceed the maximum permissible rate established in a given country by a governmental agency, the royalty payable by Licensee hereunder shall not exceed such maximum permissible rate.


                                   ARTICLE IV.
                              RECORDS AND PAYMENTS

                  1. QUARTERLY REPORTS AND PAYMENTS. Within ninety (90) days after the close of Licensee's current fiscal quarter during the term of this Agreement following the first commercial launch of a Licensed Product in a country in the Territory, Licensee shall deliver or cause to be delivered to Licensor a written report showing all sales of Licensed Products by Licensee and its Affiliates during the preceding quarterly period and showing the calculation of Net Sales and the amount payable as royalties pursuant to Article 3 hereof. Concurrently with the submission of each such written report, Licensee shall pay Licensor or cause to be paid the amount of royalties shown to be due thereon, subject to the other provisions of this Agreement. If no royalties shall be due, Licensee shall so report.

                  2. RECORDS. Licensee shall keep or cause to be kept accurate records in sufficient detail to enable the royalties payable hereunder to be determined. Said records shall be kept at Licensee's principal place of business of the appropriate division of Licensee to which this Agreement relates. Within 180 days following the close of each fiscal year during the term of this Agreement, upon the request of Licensor, Licensee shall grant access to Licensor's independent certified public accounting firm (reasonably acceptable to Licensee), during regular business hours and upon reasonable prior notice, and subject to the confidentiality undertakings contained in this Agreement, to Licensee's books and records relating to Net Sales solely for purposes of verifying the accuracy of the calculations hereunder for the fiscal year then ended. If any such verification shows any underpayment or overpayment then, unless either Party disagrees in any respect with the results of such verification, a correcting payment or a refund, together with interest at the current prime lending rate established by leading New York banks as published in THE WALL STREET JOURNAL, shall be made within thirty (30) days of completion of such verification and submission of the results thereof, with details of the calculations included therein.

                  If either party disagrees in any respect with the results of such verification, then Licensor and Licensee shall meet to attempt to resolve the disagreement. If they are unable within thirty (30) days to reach a resolution, Licensor and Licensee shall jointly retain an independent auditor to review calculations under Section 4.01 and the verification conducted under the preceding paragraph. The decision of such independent auditor with respect to the payments if any, to be made pursuant to this Section shall be final and binding on the Parties. The costs of such independent auditor shall be borne equally by the Parties.

                                   ARTICLE V.
                            DEVELOPMENT AND MARKETING

                  1. DEVELOPMENT OF LICENSED PRODUCTS. Subject to the terms and conditions of this Agreement, including without limitation, Sections 5.01, 5.02 and 5.03 hereof, Licensor and Licensee shall coordinate activities with respect to the Project through the Joint Committee. The IND for the Agreement Compounds shall be filed in the name of Licensor or Licensor's designee. Upon completion of Phase 1 and provided that Licensee has elected to continue development of the Project, (a) Licensor shall promptly transfer or cause to be transferred the IND to Licensee and execute or cause to be executed any documentation required in connection therewith, and (b) Licensee shall control and complete the development and improvement of the Agreement Compounds, Licensed Products and Licensed Processes in accordance with the development plans set forth in Exhibit B attached hereto and shall pay all costs arising from or related to such development plans. (The development activities relating to the Agreement Compounds, Licensed Products and Licensed Processes are hereinafter referred to as the "Project").

                  2.  PROGRESS REPORTS.

                  (a) DURING PHASE 1. During Phase 1 of the Project, Licensor, through the Joint Committee, shall coordinate activities relating to the Project and shall keep Licensee informed of the progress of the work being performed by Licensor pursuant to the development plans and the budget set forth in Exhibit
B. Without prejudice to the generality of the foregoing, Licensor shall submit to Licensee other written progress reports at intervals of not more than six months summarizing activities during each reporting period and the planned activities of the succeeding period. Licensor shall provide Licensee with Investigator's Brochures, IND Annual Reports, Serious Adverse Event Reports, clinical trial protocols, and Sponsor's Study Reports within 30 days of final draft. Licensor shall provide Licensee with such access to relevant records and facilities as to permit a reasonable review of the progress, from time to time, of the activities being performed by Licensor during Phase 1 of the Project pursuant to the development plans and the budget set forth in Exhibit B.

                  (b) AFTER COMPLETION OF PHASE 1. Following completion of Phase 1 of the Project, Licensee through the Joint Committee, shall keep Licensor informed of the progress of the work being performed by Licensee pursuant to the development plans set forth in Exhibit B; provided, however, that Licensee shall have responsibility and sole control for product development and clinical design decisions in support of the plans set forth on Exhibit B and for completion of the clinical designs and the execution of such plans set forth on Exhibit B. Without prejudice to the generality of the foregoing, Licensee shall submit to Licensor other written progress reports at intervals of not more than six months summarizing activities during each reporting period and the planned activities of the succeeding period. Licensee shall provide Licensor with Investigator's Brochures, IND Annual Reports, Serious Adverse Event Reports, clinical trial protocols, and Sponsor's Study Reports within 30 days of final draft. Licensee shall provide Licensor with such access to relevant records and facilities as to permit a reasonable review of the progress, from time to time, of the activities being performed by Licensee pursuant to the development plans set forth in Exhibit B.

                  3.  JOINT RESEARCH AND DEVELOPMENT COMMITTEE AND MEETINGS.

                  (a) Licensee and Licensor shall establish a committee (the "Joint Committee") to provide each party with timely information regarding development and management of the Project in accordance with the development plans set forth in Exhibit B hereto and the terms of Sections 5.01 and 5.02 above. Promptly following the execution of this Agreement, each of Licensee and Licensor shall (i) appoint one of its employees to serve as its Research
Development Program Leader, who shall serve on the Joint Committee and shall have overall responsibility for conducting and directing the efforts of his or her respective party in accordance with the determinations of the Joint Committee and (ii) appoint two additional representatives to the Joint Committee; and the Joint

Committee shall have an initial meeting as soon as practicable following the appointment of the members thereof.

                  (b) Following the initial meeting of the Joint Committee provided in paragraph 5.03(a), the Joint Committee shall meet at intervals of not less than three and not more than six months in order to carry out appraisals of the Project and the results thereof. At such meetings the parties shall consider whether the direction of the Project should be modified in light of the parties' experience, PROVIDED, that no recommendations of the Joint Committee which would extend the scope or alter the terms of this Agreement shall be effective until an amendment to this Agreement shall have been prepared and signed by the legal representatives of the Parties, in accordance with the terms of Section 11.05 hereof.

                  (c) Actions of the Joint Committee shall be by consensus; PROVIDED, HOWEVER, that notwithstanding anything contained in this Agreement to the contrary, in the event of a deadlock, issues shall be resolved (i) by negotiations between the management of Licensee and Licensor and (ii) in the event that the management of Licensee and Licensor are unable to reach an agreement, then (1) if such issue arises during Phase 1, the issue shall be resolved by an independent third party expert selected by, and mutually agreeable to, the Parties, whose determinations will be final and binding upon the Parties and (2) if such issue arises after completion of Phase 1, Licensee's decision, determined in Licensee's sole discretion, shall control and be final and binding upon the Parties.

                  4. GOVERNMENTAL APPROVALS. With respect to each country in the Territory, Licensee shall be responsible for (either alone or with one or more third parties deemed necessary or desirable in Licensee's sole discretion), and pay the costs, expenses and fees associated therewith, the submission of information with respect to each Licensed Product, Licensed Process and Agreement Compound to the appropriate governmental agency in such country from which approval must be obtained in order to market such Licensed Product, Licensed Process and/or Agreement Compound. Licensor shall assist and cooperate, and shall cause UFRFI to assist and cooperate, with Licensee as reasonably requested in any such submission.

                  5. MARKETING. Licensee shall have sole control and responsibility (either alone or with one or more third parties deemed necessary or desirable in Licensee's sole discretion) for the marketing of Agreement Compounds or Licensed Products in the Territory; provided that Licensee shall at all times comply with the terms of Section 5.07.

                  6. PHARMACOVIGILANCE AND ADVERSE REACTION INFORMATION. Licensee shall maintain an adverse event and vigilance reporting system that is in compliance with FDA requirements or any foreign counterpart thereof in the Territory. Such system shall track, investigate and report to the appropriate regulatory authorities in the Territory adverse events for the Agreement Compounds or Licensed Products. Licensee shall promptly notify Licensor of any serious adverse reaction investigation with respect to Agreement Compounds, Licensed Products or Licensed Processes occurring within the Territory. For FDA reportable adverse events occurring within the Territory, notification of Licensor by Licensee shall be concurrent with FDA notification. Licensor shall promptly notify Licensee of any serious adverse reaction investigation with respect to Agreement Compounds, Licensed Products or Licensed Processes occurring outside the Territory. For FDA reportable adverse events occurring outside the Territory, notification of Licensee by Licensor shall be concurrent with FDA notification.

                  7.  DUE DILIGENCE.

                  (a) Licensee shall use commercially reasonable efforts to bring one or more Licensed Products or Licensed Processes to market such efforts to be consistent with the efforts employed by Licensee for its own products.

                  (b) Licensee shall exercise commercially reasonable efforts in developing the Project in an expeditious manner, in accordance with the development plan set forth in Exhibit B hereto and this Article V.

                  (c) Licensee, or a sublicensee of Licensee, will promote, market and sell a Licensed Product, including the specific launch of commercial sales in each country within the Territory, within one hundred eighty (180) days of governmental market and pricing approval of the Licensed Product, except where and to the extent that such promotion, marketing and/or sale may be prohibited or restricted by law; provided, however, that in the event that Licensee fails to launch the commercial sale of such Licensed Product in a country within the Territory within such one hundred eighty (180) day period due to Force Majeure, or the inability of Licensee to secure DMF grade Bulk Substance from an FDA approved source after a good faith effort, such one hundred eighty (180) day period shall be extended by the period of delay resulting from any of such occurrences. In the event Licensee decides not to launch a given Licensed Product in any given country, Licensee shall notify Licensor in writing of such decision promptly after governmental market and pricing approval of such Licensed Product. In such event, all rights of Licensee under this Agreement with respect to such Licensed Product in such country in the Territory shall terminate.

                                   ARTICLE VI.
                       PATENT PROSECUTION AND INFRINGEMENT

                  1. PROSECUTION. Licensor shall, subject to the rights of UFRFI under the UFRFI License Agreement, prepare, file, prosecute and maintain, all patent applications and issued patents related to the Know-How, the Agreement Compounds, the Licensed Products, Licensed Processes and Improvements in the Territory. Licensor shall keep Licensee currently advised of all steps taken or to be taken by Licensor in the prosecution, filing and maintenance of all applications for patents relating to Agreement Compounds, Licensed Processes, Licensed Products and Improvements and shall furnish Licensee with copies of all such patent applications promptly after filing. Licensee shall have the right to advise and cooperate with Licensor in any such prosecution, filing or maintenance of such patent applications, and such advice shall not be rejected unreasonably. All costs and expenses incurred after the execution and delivery of this Agreement by the Parties, including reasonable attorneys fees, with respect to the preparation, filing, prosecution and maintenance of all patent applications and issued patents related to the Know-How, the Agreement Compounds, the Licensed Products, Licensed Processes and Improvements in the Territory shall be shared equally by the Parties.

                  2. OWNERSHIP OF INVENTIONS. Inventions made by one Party shall remain the property of, and shall be owned by, such Party; and inventions made jointly by the Parties shall be the property of, and shall be owned jointly by, the Parties; provided, however, that all such inventions referred to in this
Section 6.02 that are owned jointly or otherwise by Licensor shall be included in the grant of the license by Licensor to Licensee under Section 2.01 above. In the event the License is terminated by Licensor with respect to a country in the Territory and Licensee has transferred to Licensor Know-How pursuant to Section
10.04 below, Licensee shall also grant to Licensor an exclusive license for use in the Field of Use solely within the country in the Territory in which the License hereunder has been terminated, on terms and conditions similar to those contained herein, including the royalty terms set forth in Section 3.01 hereof on a Population Adjusted basis, but excluding the Lump Sum Payments provided in
Section 3.02 hereof, to all Licensee inventions which may be utilized in connection with the Products.

                  3.  ENFORCEMENT ACTIONS AGAINST THIRD PARTY INFRINGEMENTS.

                  (a) Licensor and Licensee shall promptly notify each other of any infringement of the Licensed Patents and/or unauthorized use of the Know-How which may come to their attention. Subject to Section 6.03(b), Licensor shall
(i) promptly notify Licensee if UFRFI elects to join Licensor as a plaintiff or subsequently bring its own action against an infringer or the rights or unauthorized use of Licensed Products or Agreement Compounds, and (ii) promptly undertake commercially reasonable efforts to obtain a discontinuance of the aforesaid infringement or unauthorized use and, if not successful, Licensor shall bring suit against such infringer or unauthorized user. Subject to the rights of UFRFI under the UFRFI License Agreement, Licensee may elect to join Licensor and/or UFRFI as a party plaintiff in any such suit, at the expense of Licensee.

                  (b) Notwithstanding  anything  to the  contrary  set  forth in
Section 6.03(a), in the event Licensee desires to be designated as lead plaintiff and select counsel for such an action, Licensee shall provide prompt written notice to Licensor of such intent and shall, subject to the rights of UFRFI under the UFRFI License Agreement, thereafter assume direction of the litigation. Any suit by Licensee shall be either in the name of Licensee, or in the name of Licensor or UFRFI, or jointly by Licensee, Licensor and UFRFI, or any combination thereof, as may be required by the law of the forum. For such purpose Licensor shall execute, and where necessary shall cause UFRFI to execute, such legal papers necessary for prosecution of such suit as may be reasonably requested by Licensee.

                  4.  DEFENSE AGAINST CLAIMS OF INFRINGEMENTS BY THIRD PARTIES.

                  (a) Subject to the rights of the UFRFI under the UFRFI License Agreement and 6.04(b) below, Licensor shall have the right, but not the obligation to defend any and all charges of infringement of intellectual property rights concerning the manufacture, use, sale, offer for sale, or importation of the Licensed Products whether such charge is made against UFRFI, Licensor, Licensee, an Affiliate or sub-licensee of Licensee, or any combination thereof. In all such cases, Licensor shall have the right, but not the obligation, to control such litigation or threatened litigation, including the right to choose counsel, the right to direct the conduct of the litigation, the right to settle or compromise the case or position, and to take any other action as Licensor may, in its own discretion deem appropriate, provided, however, that Licensor shall obtain Licensee's consent, not to be unreasonably withheld, to any settlement or compromise which would have an adverse effect on Licensee, an Affiliate of Licensee or sub-licensee of Licensee, or of such party's respective rights hereunder.

                  (b) Notwithstanding  anything  to the  contrary  set  forth in
Section 6.04(a), in the event Licensee desires to be designated as lead plaintiff and select counsel for such an action, Licensee shall provide prompt written notice to Licensor of such intent and shall thereafter, subject to the rights of UFRFI under the UFRFI License Agreement, assume direction of the litigation. Any suit by Licensee shall be either in the name of Licensee, or in the name of Licensor or UFRFI, or jointly by Licensee, Licensor and UFRFI, or any combination thereof, as may be required by the law of the forum. For such purpose Licensor shall execute, and where necessary shall cause UFRFI to execute, such legal papers necessary for prosecution of such suit as may be reasonably requested by Licensee.

                  5. COOPERATION OF PARTIES. With respect to any suit for infringement of the Licensed Patents or unauthorized use of the Know-How, or defense of the Licensed Patents, the party that did not institute suit or that does not control the defense of the suit, as the case may be, shall render reasonable assistance to the party that did institute suit or is defending the action, including, but not limited to executing all documents as may be reasonably requested by the party that did institute suit, having its employees testify when requested and making available relevant records, papers, information, samples, specimens and the like.

                  6. LEGAL FEES AND RECOVERIES. The costs and expenses, including reasonable attorneys fees, of any action brought by or defended by Licensor or Licensee pursuant to Sections 6.03 or 6.04 hereof, shall be shared equally by the Parties. Any recovery of damages by Licensee for any such suit shall be applied first in satisfaction of any unreimbursed expenses and legal fees of the parties and thereafter shall be divided equally between Licensee and Licensor. In the event a cash settlement is received as a result of an action against an infringer or a "product settlement" is received (as defined below), Licensor and Licensee shall, after deduction for costs of litigation, each receive 50% of the net settlement amount. In the event the Licensor and Licensee agree that a license is required to be obtained from a third party in connection with any action or settlement, the parties shall each bear fifty percent (50%) of the costs and royalties associated therewith.

                                  ARTICLE VII.
                          OBLIGATION OF CONFIDENTIALITY

                  1. CONFIDENTIALITY OBLIGATION. During the term of this Agreement and thereafter, the Parties hereto shall hold in confidence all confidential and proprietary information ("Information") of the other party hereto except for and to the extent to which:

                  (a) Information which must be disclosed to government agencies for the process of registering Licensed Products or Licensed Processes;

                  (b) Information which is or becomes part of the public domain through no fault of the parties or their respective Affiliates;

                  (c) Information which was known by either of the parties or such party's Affiliates as shown by the written records of such party at the time of its disclosure by the other party;

                  (d) Information which is disclosed with the prior written approval of the other party;

                  (e) Information which must be disclosed to those persons who have a need to know in order to effectuate the development of Licensed Products or Licensed Processes, provided that each such person signs an agreement obligating that person to hold the Information in confidence to the same extent as the parties are obligated hereunder;

                  (f) Information which must be disclosed to a company which is appointed as a supply source of Agreement Compounds, provided that such company signs an agreement obligating it to hold the Information in confidence to the same extent as the parties are obligated hereunder;

                  (g) Information which becomes known to Licensee from a source other than Licensor or UFRFI without breach of this Agreement by Licensee provided that such other source has the right to disclose such Information; or

                  (h) Information which is disclosed pursuant to an order or requirement of a court, administrative agency, or other government body.

                  2.  STANDARD   OF  CARE.   Each  party  shall  take  all  such
precautions as it normally takes with its own confidential information to prevent any improper disclosure of the Information; provided, however, that Information may be disclosed within the limits required to obtain any authorization from the FDA or any other United States or foreign regulatory agency or, with the prior written consent of the other party.

                  3. NON-USE OF NAMES. Neither of the parties hereto shall use the names of the other party hereto, the University of Florida or UFRFI or any of either party's or institution's employees, nor any adaptation thereof, in any advertising, promotional or sales literature without the prior written consent of the other party or UFRFI in each case, except that the parties may state that it is licensed and/or sublicensed by UFRFI under one or more of the patents and/or applications comprising the Licensed Patents.

                  4. SURVIVAL. The obligations of confidentiality shall survive expiration or termination of this Agreement.

                                  ARTICLE VIII.
                         REPRESENTATIONS AND WARRANTIES

                  1.  REPRESENTATIONS  AND  WARRANTIES  OF  LICENSOR.   Licensor
hereby represents and warrants the following:

                  (a) Except for the royalty-free, nonexclusive license granted by UFRFI to the United States Government described in the UFRFI License Agreement, to Licensor's knowledge, Licensor is the sole licensee of the entire right, title and interest in and to Licensed Patents; Licensor is the sole licensee of the Know-How to be provided under the terms of this Agreement and the UFRFI License Agreement; and Licensor is the sole licensee of the right, title and interest in and to the Agreement Compounds, the Licensed Products and Licensed Processes.

                  (b) Licensor is free to enter into this Agreement and to sublicense its rights under the UFRFI License Agreement to Licensor pursuant to this Agreement.

                  (c) As of the date of this Agreement, there are no actions, suits or claims pending against Licensor or any of its Affiliates or, to the best of Licensor's knowledge, UFRFI in any court or by or before any governmental body or agency with respect to Licensed Patents, Agreement Compounds, Licensed Products, Licensed Processes and/or Know-How, and to the best of Licensor's knowledge, no such actions, suits or claims have been threatened against Licensor or any of its Affiliates or UFRFI and Licensor is unaware of any facts which would form a reasonable basis for such a claim.

                  (d) No other person or organization presently has been granted by Licensor any effective option or license with respect to the manufacture, use or sale of Agreement Compounds, Licensed Products or Licensed Processes in the Field of Use in the Territory, or is presently authorized to use Know-How in or for the Field of Use in the Territory.

                  (e) As of the date of this Agreement, to the best of Licensor's knowledge, none of the Agreement Compounds, Licensed Patents, Licensed Processes or Know-How infringe upon the patent or other intellectual property rights of any third party.

                  (f) To the best of Licensor's knowledge, there is no patent or patent application of another, which contains claims that dominate or may dominate any Know-How, or any of the Licensed Patents, Licensed Processes or Licensed Products.

                  (g) Nothing has come to the attention of Licensor which it believes would indicate that the Licensed Products are not patentable or marketable or would be unable upon completion of the development program to receive FDA approval.

                  2. REPRESENTATION AND WARRANTIES OF LICENSEE. Licensee hereby represents and warrants the following:

                  (a) Licensee is free to enter into this Agreement and perform all of the obligations required by Licensee hereunder. When executed by Licensee, this Agreement shall be valid and enforceable against Licensee, in accordance with its terms.

                  (b) There are no actions, suits or claims pending against Licensee or any of its Affiliates, in any court or by or before any governmental body or agency preventing Licensee from entering into this Agreement or performing its obligations hereunder.

                                   ARTICLE IX.
                                    COVENANTS

                  1.  COVENANTS  OF  LICENSOR.   Licensor  hereby  covenants  to
Licensee as follows:

                  (a) it shall not terminate the UFRFI License Agreement for any reason without the prior written consent of Licensee;

                  (b) it shall not amend the UFRFI License Agreement without the prior written consent of Licensee if such amendment would adversely affect or diminish any of Licensee's or Licensee's Affiliates or sublicensees' rights or privileges hereunder; and

                  (c) it shall meet all of its obligations to UFRFI under the UFRFI License Agreement.

                  2. COVENANTS OF LICENSEE. Licensee hereby covenants to Licensor that Licensor's obligations to UFRFI under the UFRFI License Agreement, to the extent they relate directly to the Agreement Compounds, the Licensed Patents, the Licensed Processes and Know-How (other than financial commitment and payment obligations), shall be binding upon Licensee as if Licensee were a party thereto, except as otherwise provided in this Agreement.

                                   ARTICLE X.
                                TERM OF AGREEMENT

                  1. TERM. Unless sooner terminated as provided in Section 10.02, this Agreement shall commence as of the date first above written and shall continue on a product by product and country by country basis with respect to each Licensed Product in each country in the Territory until (i) with respect to a Licensed Product in a country in the Territory in which a patent is granted prior to regulatory approval of such Licensed Product for such country in the Territory, the expiration date of the last to expire granted Licensed Patent for such Licensed Product containing a Valid Claim in that country; or (ii) with respect to a Licensed Product in a country in the Territory in which a patent is not granted prior to regulatory approval of such Licensed Product for such country in the Territory, five (5) years from the date of regulatory approval of such Licensed Product for such country in the Territory; provided, however, that in the event a patent for such Licensed Product is subsequently granted during such five year period for such country in the Territory, then expiration of the term of this Agreement for such Licensed Product for such country in the Territory shall be the last to expire granted Licensed Patent for such Licensed Product containing a Valid Claim in that country. Upon expiration of the term of this Agreement with respect to any Licensed Product in any country in the Territory or earlier termination with respect to Licensed Products whose underlying Licensed Patents have been determined to lack a Valid Claim in a country in the Territory, Licensee shall retain all rights to any trademarks utilized in connection with the sale and marketing of any such Licensed Products, and nothing herein shall be deemed to restrict Licensee's ability to manufacture, sell, distribute, market and promote the Licensed Products in any country in the Territory with respect to which the Licensed Patents have expired or lack a Valid Claim.

                  2.  TERMINATION. This Agreement may be terminated:

                  (a) By either party hereto upon the breach of this Agreement by the other party, on sixty (60) days' prior written notice to the breaching party, the notice to become effective at the end of the sixty (60) day period unless the breach is sooner cured by the breaching party, PROVIDED, that (i) upon the breach by Licensee of any obligation to make payments to Licensor hereunder, Licensor may terminate this Agreement on thirty (30) days' prior written notice to Licensee unless the breach is cured by Licensee within such thirty (30) day period; and (ii) upon breach by Licensor of any obligation hereunder, the Licensee shall be entitled to a fifty percent (50%) reduction in royalties payable hereunder until such breach is cured; or

                  (b) By a party, if the other party hereto seeks relief under any bankruptcy, insolvency, or other laws affecting creditors' rights generally or seeks to place its business in the hands of a receiver or any such petition or action is filed or sought against such party which is not dismissed within sixty (60) days of the commencement thereof; or

                  (c) By Licensee upon the termination of the UFRFI License Agreement relating to the Licensed Patents (it being understood that in such event Licensee shall be entitled, without any obligation to Licensor, to enter into a license agreement with the UFRFI with respect to the Agreement Compounds, Licensed Products or Licensed Processes); or

                  (d) By Licensee on a product by product and country by country basis, if an NDA or its non-US equivalent is not approved within thirty-six (36) months of submission; or

                  (e) By Licensee with respect to the United States and without further obligation for royalty payments hereunder with respect to Net Sales in the United States, in the event the United States government exercises its residual rights arising from its National Institute of Health grants to fund research on Agreement Compounds (except if the United States Government requires sales to it by Schein at no less than the then current market price); or

                  (f) By Licensee on a product-by-product and country by country basis with respect to Licensed Products whose underlying patents lack a Valid Claim in a country in the Territory, in which event Licensee shall be free to manufacture, sell, transfer, commercialize and market such Licensed Product in such country in the Territory without obligation to Licensor other than those set forth in Sections 10.03 and 10.04 below; or

                  (g) By Licensee, on six (6) months' notice, if Licensee is unable to secure DMF grade Bulk Substance from an FDA approved source after a good faith effort; or

                  (h) By Licensee, on a product by product and country by country basis, if a temporary restraining order, preliminary injunction or other order is granted by a court or authority enjoining or restricting the manufacture or distribution of a Licensed Product in a country in the Territory, as contemplated hereby; or

                  (i) By Licensee, on a product by product and country by country basis, if it determines in good faith that a Licensed Product is not commercially feasible in a country in the Territory; or

                  (j) By Licensee, on a product by product and country by country basis, if the Licensed Patents or the Licensed Products infringe upon third party patents or other third party rights in a country in the Territory and Licensee is unable to effect an arrangement that is satisfactory to Licensee to avoid infringement after a good faith effort to do so; or

                  (k) By Licensee, if the results of clinical studies in humans with respect to the Licensed Products or the Agreement Compounds are inconclusive and do not permit a filing for an NDA, or if additional studies need to be performed or redone which additional studies would extend the timetable for the Project by eighteen (18) or more months; or

                  (l) By Licensee, after completion of Phase 1, upon 180 days' prior written notice to Licensor, for any other reason, including, without limitation, a change of Licensee's strategic plans; or

                  (m) By Licensor, during the period from the date of the transfer of the IND to the Licensee until date of submission of the NDA, if the Licensee does not use commercially reasonable efforts to pursue development of the Agreement Compound for a period of nine months.

                  3. CONTINUING RIGHTS. Termination of this Agreement for any reason shall be without prejudice to:

                  (a) Licensor's right to receive all royalties accrued and unpaid on the effective date of such termination;

                  (b) the rights and obligations provided in Section 7.03 hereof; and

                  (c) any  other   remedies  which  either  party  may  then  or
thereafter have hereunder or otherwise.

                  Upon termination of this Agreement for any reason other than the expiration of this Agreement under Section 10.01, Licensee may notify Licensor of the amount of Licensed Products that Licensee and its Affiliates and sublicensees then have on hand, in which case Licensee and its Affiliates and sublicensees shall have the right to sell that amount of Licensed Products, provided that Licensee shall pay or cause to be paid royalties thereon at the rates and at the times herein provided and render reports thereon in the manner herein provided. Notwithstanding the foregoing, upon the occurrence of any of the events set forth in Sections 10.02(e) or (j), above, Licensee shall have the right to elect to (i) terminate the term of this Agreement with respect to the applicable Licensed Product or Products in a country in the Territory, or (ii) continue the Agreement on the same terms and conditions except that Licensee shall have the right to continue selling the affected Licensed Product or Products the applicable country or countries in the Territory at fifty (50%) of the royalty rate set forth in Section 3.02 above.

                  4. RETURN OF KNOW-HOW. Upon early termination of this Agreement by (1) Licensor following breach of this Agreement by Licensee, or (2) by Licensee pursuant to Sections 10.02(d), (e), (f), (h), (i), (j), (k) or (l), Licensee, its successors and legal representatives shall collect and return to Licensor all Know-How and information obtained by Licensee pursuant to this Agreement in whatever form it may exist and shall do its utmost to prevent the further use of any and all such Know-How or information without Licensor's express written consent. Upon the early termination of this Agreement as set forth in the first sentence of this Section 10.04, Licensee shall immediately transfer to Licensor or to a third party designated by Licensor the marketing registrations, data base and registration dossier information relating to
Licensed Products or Licensed Processes in Licensee's possession. Notwithstanding the foregoing, in the event of such termination of this Agreement as to less than all of the countries in the Territory, the obligations set forth in this Section 10.04 shall apply only with respect to such countries and Licensee shall be permitted to retain Know-How and other information obtained pursuant to this Agreement and utilize such Know- How and information in such countries in the Territory with respect to which this Agreement has not been terminated. In the event Licensee terminates this Agreement pursuant to Sections 10.02(d),

(e), (h), (j), or (k), Licensor shall, at such time as Licensor or any sub-licenseee of Licensor shall commence the first commercial launch of a product based upon the Agreement Compound, reimburse Licensee for the Population Adjusted fifty percent (50%) cost of cumulative clinical expenses incurred by Licensee on such Agreement Compound, such amounts to be paid from royalty, milestone and profits derived from the license, development and sale of Licensed Products at the same rate as provided herein for payment of royalties on sales of the Agreement Compound. In the event this Agreement is terminated by Licensee pursuant to Subsection 10.02(l), Licensee agrees that, for a period of five (5) years following such termination, it will not undertake to develop an ANDA for the Agreement Compound.

                  5. WAIVER. Failure to terminate this Agreement following breach or failure to comply with this Agreement shall not be deemed a waiver of the non-breaching party's defenses, rights or causes of action arising from such or any future breach or noncompliance.

                                   ARTICLE XI.
                                  MISCELLANEOUS

                  1. FORCE MAJEURE. If for reasons of Force Majeure, as hereinafter defined, either party fails to comply with its obligations hereunder other than the payment of money, such failure shall not constitute breach of contract. For the purpose of this Article, Force Majeure shall means acts of God; acts, regulations or laws of any government; war; civil commotion; destruction of production facilities or materials; fire; earthquake or storm; labor disturbances; failure of public utilities or common carriers and any other causes beyond this reasonable control of either party.

                  2. ASSIGNMENT. Either party hereto may assign this Agreement in whole or in part to any Affiliate or Affiliates who shall be substituted directly in whole or in part for it hereunder, provided, however, that the assignor shall guarantee the performance of its Affiliate assignee hereunder. This Agreement shall not otherwise be assignable by either party without the prior written consent of the other party, except by a party to the successor or assignee of all or substantially all of its business related to Licensed Products.

                  3. NOTICES. Any notice or report required or permitted to be given or made under this Agreement by one of the parties hereto to the other shall be in writing and sent to the other party at its address indicated below or to such other address as the addressee shall have theretofore furnished in writing to the addressor:

                  If to Licensor:

                                            SunPharm Corporation
                                            The Veranda, Suite 301
                                            814 Highway A1A
                                            Ponte Vedra Beach, Florida 32082
                                            Attention:  Stefan Borg
                                                        President and CEO
                  If to Licensee:

                                            Schein Pharmaceutical, Inc.
                                            100 Campus Drive
                                            Florham Park, New Jersey 07932
                                            Attention:  General Counsel

                  4. GOVERNING LAW. This Agreement shall be construed and the respective rights of the parties hereto determined according to the substantive laws of Delaware, other than those provisions governing conflict of laws. The Parties agree that the venue of any action in connection with this Agreement shall be the Federal District Court sitting in Wilmington, Delaware and hereby waive any and all defenses of improper venue or that the forum is inconvenient.

                  5. ENTIRE AGREEMENT. The terms and provisions contained in this Agreement constitute the entire Agreement between the parties and shall supersede all previous communications, representations, agreements or understandings, either oral or written, between the parties hereto with respect to the subject matter hereof and no agreement or understanding varying or extending this Agreement shall be binding upon either party hereto, unless in writing which specifically amended thereby shall remain in full force and effect.

                  6. NON-WAIVER. Any waiver must be explicitly in writing. The waiver by either of the parties to this Agreement of any breach of any provision hereof by the other party shall not be construed to be a waiver of any succeeding breach of such provision or a waiver of the provision itself.

                  7. SEVERABILITY. If and to the extent that any court or tribunal of competent jurisdiction holds any of the terms, provisions or conditions or parts thereof of this Agreement, or the application hereof to any circumstances, to be invalid or to be unenforceable in a final, unappealable order, the remainder of this Agreement and the application of such terms, provision or condition or part thereof to circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each of the other terms, provisions and conditions of this Agreement shall be valid and enforceable to the fullest extent of the law.

                  8. AGENCY. The relationship of the parties under this Agreement is that of independent contractors. Neither party shall be deemed to be the agent of the other, and neither is authorized to take any action binding upon the other.

                  9. COUNTERPARTS, HEADINGS, ETC. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and both together shall be deemed to be one and the same Agreement. All headings, the cover page and the index in this Agreement are inserted for convenience of reference only and shall not affect its meaning or interpretation. When necessary or applicable, the use of the singular includes the plural and vice versa, and the masculine includes the feminine and vice versa.

                  IN WITNESS WHEREOF, Licensor and Licensee have executed this Agreement in duplicate as of the day and year first above written.

                       SUNPHARM CORPORATION

                       By:     /s/ STEFAN BORG
                               ------------------------------------------------
                       Name:       STEFAN BORG
                       Title:      PRESIDENT AND CHIEF EXECUTIVE OFFICER


                       SCHEIN PHARMACEUTICAL, INC.

                       By:     /s/ PAUL P. KLEUTGHEN
                               ------------------------------------------------
                       Name:       PAUL P. KLEUTGHEN
                       Title:      SENIOR VICE-PRESIDENT, STRATEGIC DEVELOPMENT

                                    EXHIBIT A

                                LICENSED PATENTS

                                     [ ** ]

                                    EXHIBIT B

                                DEVELOPMENT PLANS

All of the attached Exhibit B has been deleted.